Listing Report:Supplement No. 40 dated Aug 27, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 225940
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 36.35%	Starting monthly payment:	$135.71

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Oct-1990	Debt/Income ratio:	Not calculated
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	0y 5m
Amount delinquent:	$0	Revolving credit balance:	$8,112	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	88%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	EmmyLou58	Borrower's state:	Wisconsin	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 87% )	600-620 (Latest)
Principal borrowed:	$1,800.00	< mo. late:	4 ( 13% )	620-640 (Dec-2006)
Principal balance:	$330.73	1+ mo. late:	0 ( 0% )
Total payments billed:	31
Description
Excellent Prosper Borrower

ABOUT ME: I'm single, a professional writer, blogger and teacher. I have been a good Prosper Borrower since 2006, and my account is current.

MY SITUATION
I was laid off from my job of almost two years in February 2009. Jobs in this area?currently are scarce outside of the healthcare field, but with Unemployment, grants from professional organizations and freelance writing jobs,?I'm getting back on my feet. I?always make sure I have funds available to cover my prosper loan!
However, for future job security I've started two web site businesses, and desperately need funds to develop them. Both are new but already popular, one even prompting an email from a literary?agent. Both appeal to college age and professionals.?I have plans to market and sell T-shirts beer mugs and other accessories for both sites and?will be shooting?a YouTube promo video shortly.

WHAT I WILL DO WITH?MY LOAN:
1. Pay off payday loans I resorted to using to start the businesses. (about 1500.00)
2. Use the rest to pay an experienced web designer to finish the Bald Men web site, purchase and make Bald Men T-Shirts and Beer Mugs, and hire a good videographer for our YouTube video.
3. Put 500.00 away in my business account for emergency use.

MONTHLY FINANCIAL DETAILS:
Net income from Unemployment: 391.00 weekly
Additional income from commission and free lance fees: 900.00 month
Total guaranteed monthly income $ 2464.00

Rent: $ 640.00
Phone: $ 30.00
Gas: $79.00
Electricity & Water: (included in rent)
Car Loan: $ 362.00 (I plan to trade in my car next month for a cheaper model.)
Prosper Loan: 65.00 (will be paid off November 2009)
Food: $ 240.00
Insurance: $ 65.00
Cable/Internet: $77.00
Clothing, expenses, etc.:$100.
Other: $150.00 due credit cards and payday loans. Cards will be cancelled and loans paid in full.

Total Monthly Expenses: $ 1808.
This leaves me with a minimum of 656.00 per month to repay my Prosper loan.

CLOSING REMARKS TO LENDERS: I'm asking for a chance to prove myself?with my two small businesses which are already receiving "buzz" in their infancy.?My Prosper.com payments are and will continue tobe my top priority each month. I have no family that I can borrow from, and I haven?t been able to get anywhere with traditional business loans. Prosper is really my only hope.

If funded, I will continue to stay active with?the Borrowers?Group through the life of my loan, and as a hopeful future Prosper investor, for long after. Thank you very much.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421736
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,130.90

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Dec-1997	Debt/Income ratio:	22%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	7 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	9y 5m
Amount delinquent:	$0	Revolving credit balance:	$4,043	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	47%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	gastonfunds	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
XBox 360 and PC Gaming Center
Starting a new business in the Connecticut area.? I have owned other businesses in the past and know what it takes to succeed.? I have a BS in Business Management and Organization.

The business will be going into an area where there are few activities for teenagers and young adults.? We will be targeting that segment with an emphasis on a fun, safe environment for people to meet with a common interest, a passion for video games.? We will be generating revenue in a few different ways:

An hourly rate to play at a station.
A membership fee
Tournaments on a weekly basis
Video Game Leagues
Food and drinks
Resale of new and used games.
PC and console repair

I already have the location already chosen and am ready for build out.

This loan will pay for equipment and POS system.

I am more than happy to answer any questions you may have.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421758
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 20.21%	Starting monthly payment:	$271.14

Auction yield range:	14.23% - 17.00%	Estimated loss impact:	14.75%
Lender servicing fee:	1.00%	Estimated return:	2.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jun-1981	Debt/Income ratio:	35%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	59	Length of status:	11y 7m
Amount delinquent:	$0	Revolving credit balance:	$27,694	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	94%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	fatherof3girls	Borrower's state:	NorthCarolina	Borrower's group:	Eagle Scout Lending Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	36 ( 100% )	660-680 (Latest)
Principal borrowed:	$6,800.00	< mo. late:	0 ( 0% )	720-740 (Jul-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
Paying off high interest debt
Purpose of loan:
This loan will be used to? To pay off high interest debt

My financial situation:
I am a good candidate for this loan because? I pay my bills on time and I have reducted my overall debt by over $ 40,000 in the last three years.? My wife and I have total gross income of approximately $ 150,000 per year, but because of high debt to credit line limits and some finance company debt our credit score is in the 670's.? We have ever default on any loan.? We do own our home with mortgage, which is listed in the Monthly expenses.? The mortgage is with the North Carolina State Employees Credit Union for some reason it does not show on the credit report.

Monthly net income: $ 9250

Monthly expenses: $
??Housing: $ 1230 PITI
??Insurance: $ 1170 (Medical, Life and Auto)
??Car expenses: $ 300
??Utilities: $ 225
??Phone, cable, internet: $ 320
??Food, entertainment: $ 1250
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 1091
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421836
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$415.98

Auction yield range:	4.23% - 14.00%	Estimated loss impact:	2.15%
Lender servicing fee:	1.00%	Estimated return:	11.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Dec-1985	Debt/Income ratio:	42%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	17 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	58	Length of status:	1y 2m
Amount delinquent:	$0	Revolving credit balance:	$23,132	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	66%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	wise-enterprising-marketplace	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to?? I need a short term loan to pay off an existing 401K loan.? I need to do that before I can borrow again from the 401k and completely eliminate my short term debt.? I am willing to pay a small premium for the short term.? I?expect to pay the loan off in 90 days.

My financial situation:
I am a good candidate for this loan because? I have stable employment and does my wife.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421842
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.11%	Starting borrower rate/APR:	21.11% / 23.36%	Starting monthly payment:	$113.19

Auction yield range:	8.23% - 20.11%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Dec-1988	Debt/Income ratio:	355%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	13 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	48	Length of status:	19y 8m
Amount delinquent:	$0	Revolving credit balance:	$36,792	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	80%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	sturdy-bonus8	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding For Daughter
Purpose of loan:
This loan will be used to? For the balance of my daughter's wedding.? She has been able to pay for most of it, however, has had some health issues and hasn't been able to pay for the rest.? She is my only daughter/child and I would really like to help her out.?

My financial situation:
I am a good candidate for this loan because? I work for local government and in my line of work a person has to be honest and trustworthy.? I have been at my job for almost 20 years.

Monthly net income: $ 2236.00

Monthly expenses: $
??Housing: $ 815.00
??Insurance: $ 100.00
??Car expenses: $50.00 (all my vehicles are paid off)
??Utilities: $ 100.00
??Phone, cable, internet: $ 50.00
??Food, entertainment: $ 420.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 400.00
??Other expenses: $ 200.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421846
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$334.47

Auction yield range:	17.23% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Apr-2003	Debt/Income ratio:	29%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	6y 3m
Amount delinquent:	$0	Revolving credit balance:	$10,200	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	Powers19	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	740-760 (Latest)
Principal borrowed:	$12,500.00	< mo. late:	0 ( 0% )	660-680 (Dec-2007)
Principal balance:	$6,705.72	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
Payoff Taxes and Prosper Loan 24%
Purpose of loan:
This loan will be used to?
-Payoff IRS Taxes.?$3200Currently paying $750 mo. with 40% going to interest\penalty ! Feels like a losing battle
-Also will payoff current Prosper loan at 24% $490 / mo? $6700
My financial situation:
I am a good candidate for this loan because?
Excellent monthly income . NEVER been late\delinquent EVER.?No Collections EVER?I have incredible respect for my credit profile ! This loan will be paid within 8-12 months in full. Healthy 401k with a 4K in savings

Monthly net income: $ 8000

Monthly expenses: $
??Housing: $ 1850
??Insurance: $ 130????????
??Car expenses: $780
??Utilities: $?200
??Phone, cable, internet: $?125
??Food, entertainment: $?200
??Clothing, household expenses $?75
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421848
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$549.84

Auction yield range:	17.23% - 18.00%	Estimated loss impact:	35.50%
Lender servicing fee:	1.00%	Estimated return:	-17.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Aug-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	780-800 (Aug-2009)	Current / open credit lines:	5 / 5	Employment status:	Self-employed
Now delinquent:	2	Total credit lines:	20	Length of status:	3y 0m
Amount delinquent:	$1,298	Revolving credit balance:	$85	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	2%	Stated income:	$100,000+
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	reward-showcase	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Launch new subscription based websi
We are a self-help marketing service for small business owners.
We understand small business owners are not typically marketing people. Our site is designed to give a them the news, education, and resources to make decisions about how to market their business without the high costs of agencies or the influence of commisioned sale reps.
The site is priced at $29.97/mth. Membership includes access to the "Education" and "Resources" sections. Non-paid members also have access to the news section that provides information on marketing trends and concepts. The site is designed to keep people coming back regularly for new ideas.
Funding for this website will take the site to a professionally-hosted carrier that is capable of integrating all of our pieces together. It will also go into salesoriented copywriting and materials as well as content development including webinars, podcasts and workbooks. It will also go a nationwide launch of the site.
We are setup and ready to thrive, your financial help is all that is missing from our current status in BETA mode into a true nation-wide roll out.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421852
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.23%	Starting borrower rate/APR:	18.23% / 20.44%	Starting monthly payment:	$362.68

Auction yield range:	17.23% - 17.23%	Estimated loss impact:	35.45%
Lender servicing fee:	1.00%	Estimated return:	-18.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Apr-1991	Debt/Income ratio:	13%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	22	Length of status:	8y 2m
Amount delinquent:	$1,245	Revolving credit balance:	$9,094	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	rentals	Borrower's state:	California	Borrower's group:	PsychDoc's Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	56 ( 100% )	700-720 (Latest)
Principal borrowed:	$13,500.00	< mo. late:	0 ( 0% )	720-740 (Nov-2007) 760-780 (Jul-2006)
Principal balance:	$3,159.91	1+ mo. late:	0 ( 0% )
Total payments billed:	56
Description
Maxed medical $$ - need lower rate
Past medical bills (high deductibles and copays) from a car accident and surgeries have maxed out my credit. I'm hoping Prosper lenders will fund a loan, lowering my interest rate and monthly payments. After decades of keeping up the highest credit scores, I?m now on the verge of falling behind on payments due to new increases. My credit rating has been on a downhill slide; I plan that funds from a new Prosper loan (if you?re willing to help fund it) will reverse that trend. I?ve recently paid off one Prosper loan with a perfect payment record. Past Prosper loans funded the remodeling of my four vintage rental units in the SF Bay area, resulting in higher rental income -- guaranteeing large monthly cash flow -- and the rental income carries the cost of the property. I just have not been able yet to amass the totals needed to pay off the debts.

I?m a hard-working, responsible health professional employed part time (as program manager and supervisor of a staff of 5), and I?m also in private practice part time. I?m well-respected professionally in my region, and I have recently been awarded health profession state education grants to repay my student loans.

If you?d like to know more about my current budget, current downhill slide, or future plans, please contact me via Prosper.

Thank you for considering my need.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421854
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.38%	Starting borrower rate/APR:	11.38% / 13.50%	Starting monthly payment:	$131.68

Auction yield range:	4.23% - 10.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-1983	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	8 / 7	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	10	Length of status:	8y 5m
Amount delinquent:	$0	Revolving credit balance:	$24,484	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	37%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	worthy-transaction	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating High APR Credit Card
Purpose of loan:Consolidating 2 high APR credit cards
Hi, I need a loan to help me finish paying down my debt. I am a small business owner in my 7th year of profitable operations with contracts in place for consistent cash flow.
I have free cash every month and have already reduced my debt from $34,000 to just over $20,000 in the past 2 years.
I'd like to get fixed payments and a more reasonable APR to help me reach my goal of getting out of debt for good. I am 31 years old, in a relationship, on my way to marriage and really want a clean financial slate before starting a family.
My financial situation: I've made over $45,000 a year for the past 2 years and am on my way to an even better year even in a tough economy. I have very low expenses and consider getting out of debt an extremely high priority. I'd like to be able to buy a house in a few years and want to maintain excellent credit.
I am a good candidate for this loan because I am responsible, never make excuses, have good credit, good income, and paying you off is one of my highest goals and priorities. Thanks for helping me reach that goal.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421858
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 29.77%	Starting monthly payment:	$82.11

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jan-1987	Debt/Income ratio:	41%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	16 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	45	Length of status:	5y 6m
Amount delinquent:	$0	Revolving credit balance:	$35,043	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	80%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	10	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	loan-seeker9	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Remodeling Master Bathroom
Purpose of loan:
This loan will be used to remodel a master bathroom.

My financial situation:
I am a good candidate for this loan because of my work history, professional level attained, number of employees responsible for and the multi-million dollar budget Im responsible for managing annually.

Monthly net income: $ 5,000

Monthly expenses: $
Housing: $ 1,200
??Insurance: $ 145
??Car expenses: $ 280
??Utilities: $ 300
??Phone, cable, internet: $ 110
??Food, entertainment: $ 200
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 375
??Other expenses: $65
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421864
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1985	Debt/Income ratio:	2%
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	5 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	33	Length of status:	23y 6m
Amount delinquent:	$0	Revolving credit balance:	$1,952	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	67%	Stated income:	$100,000+
Delinquencies in last 7y:	10	Homeownership:	No
Inquiries last 6m:	2
Screen name:	bta6518	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	3 ( 38% )	600-620 (Latest)
Principal borrowed:	$1,800.00	< mo. late:	5 ( 63% )	600-620 (Jul-2009) 620-640 (May-2009) 540-560 (May-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	8
Description
Zero debt - please read!
Purpose of loan:
I have finally paid of?all my debt excluding my wifes loan on our home as of 8/11/2009!!!?? Am on my way to rebuilding my credit.?
This loan will be used?for a new washer and dryer?and a couple other household items that are in dire need of repair.??
I work for Boeing as a Project Manager leading a software program working on the 787.

Monthly net income: $
5,500
Monthly expenses: $
??Housing: $ 1000.
??Insurance: $ 75
??Car expenses: $ 100
??Utilities: $ 100
??Phone, cable, internet: $?100
??Food, entertainment: $ 300
??Clothing, household expenses $ 200
??Credit cards and other loans: $?zero
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421870
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	23.73%	Starting borrower rate/APR:	24.73% / 27.03%	Starting monthly payment:	$198.09

Auction yield range:	8.23% - 23.73%	Estimated loss impact:	8.56%
Lender servicing fee:	1.00%	Estimated return:	15.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	May-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	4 / 3	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	6	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$14,526	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	64%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	SteelSolutions	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Next step for my small business!
Purpose of loan:
I am seeking a loan is for the purpose of purchasing a new production welder. I started my own steel fabrication company in mid-2008, and it?s been quite a success so far. I have many return customers, including big corporations (i.e. Legacy Apartments). Welding is a crucial component of the products I make for my customers. However, I have owned the welder that I am currently using since I was very young, long before I started my company, and I have found that it is no longer adequate for the high-quality and detailed work that I am starting to do more and more of. For this reason, I need a newer, more up-to-date welder in order to meet the demand of my customers and further the success of my company.

This loan will be used to:
The equipment I will be buying is a new Lincoln Power Wave C300 welder, along with attachments for both MIG and TIG welding. The total cost of this equipment will be approximately $4,700.

My financial situation:
I currently make anywhere from 1,000 to 7,000 plus dollars a month through my company, depending on customer supply and demand. My overhead expense for operating my business is virtually non-existent. I currently rent a house with roommates, and pay $600 a month for that, but have no other loans or expenses aside from monthly utilities.

I am a good candidate for this loan because:

Though my income is sufficient enough to purchase the welder out of pocket, taking that amount of money out of my cash flow would set me back too much to be reasonable. Paying interest on a loan would be much more financially adept on my part. I have not been approved at my bank for a loan of this nature, because having started my company only a year ago, I do not have the two years of tax returns required for a business loan at that particular institute. They reviewed a loan application I submitted to them, and I was told that I would absolutely be approved if I had my second year of tax returns?but not having them was an obvious setback that made me ineligible to receive the loan I need to essentially keep my company on the cutting edge.

Thank you so much for your time in reviewing my application.
www.tssfab.us
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421876
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jun-2006	Debt/Income ratio:	16%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	5y 1m
Amount delinquent:	$0	Revolving credit balance:	$7,373	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	72%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	Texasresident	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	35 ( 100% )	640-660 (Latest)
Principal borrowed:	$4,300.00	< mo. late:	0 ( 0% )	660-680 (Jul-2009) 600-620 (Sep-2008) 620-640 (Aug-2008) 620-640 (Jun-2008)
Principal balance:	$153.06	1+ mo. late:	0 ( 0% )
Total payments billed:	35
Description
Managing My Debt
Purpose of loan:
This loan will be used to pay Credit Card Debit and improve my Cash Flows.

My financial situation:
I am a good candidate for this loan because, I always pay my credits on time, have no default payments. I just completing paying a Prosper Credit with no issues. I am looking for a loan to consolidate my Credit Card Debt and overall imporve my cash flow. I will not acquire new debt in the near future.?

Monthly net income: $ 8200

Monthly expenses: $
??Housing: $ 2600
??Insurance:?Included in Housing and?discounted already in my income.
??Car expenses: $?550 - Includes Car Insurance and Secured Loan.?
??Utilities: $ 600
??Phone, cable, internet: $?130
??Food, entertainment: $ 400
??Clothing, household expenses $ 400
??Credit cards and other loans: $?500
??Other expenses: $ 800
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421878
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 29.77%	Starting monthly payment:	$164.23

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Aug-1984	Debt/Income ratio:	119%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	18 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	48	Length of status:	7y 5m
Amount delinquent:	$0	Revolving credit balance:	$32,325	Occupation:	Postal Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	69%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	fearless-payment	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvement
Purpose of loan:
This loan will be used to?replace windows and insulate our farm home before winter

My financial situation: gainfully employed as is my husband and oldest son who still lives at home, works full time and helps out with bills
I am a good candidate for this loan because? I pay my bills on time and I'm a honest parent trying to raise 3 children

Monthly net income: $ Total amongst all three of us is $4500.00 monthly

Monthly expenses: $ 3577
??Housing: $ 835
??Insurance: $ 250
??Car expenses: $ 522
??Utilities: $ 300
??Phone, cable, internet: $ 200
??Food, entertainment: $ 400
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 670
??Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421888
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	23.90%	Starting borrower rate/APR:	24.90% / 27.20%	Starting monthly payment:	$119.12

Auction yield range:	8.23% - 23.90%	Estimated loss impact:	7.07%
Lender servicing fee:	1.00%	Estimated return:	16.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1985	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	10 / 10	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	17	Length of status:	17y 0m
Amount delinquent:	$0	Revolving credit balance:	$16,965	Occupation:	Landscaping
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	59%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	mountains59	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	680-700 (Latest)
Principal borrowed:	$18,000.00	< mo. late:	0 ( 0% )	720-740 (Nov-2007)
Principal balance:	$8,968.04	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
0 late pays-expand business
Purpose of loan:
This loan will be used to help purchase second piece of rental equipment.

My financial situation:
I am a good candidate for this loan because I expect steady income growth during coming year. I offer low cost tractor rentals, and the economic slowdown is increasing demand for discount services. I have increased advertising this year and expect business to increase further as the economy improves.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421896
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Oct-2005	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	0 / 0	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	3	Length of status:	12y 0m
Amount delinquent:	$0	Revolving credit balance:	$0	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	neighborly-openness0	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off some small bills
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 1500.00

Monthly expenses: $
??Housing: $200.00
??Insurance: $44.00
??Car expenses: $ 80.00
??Utilities: $ 50.00
??Phone, cable, internet: $ 114.00
??Food, entertainment: $100.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $00
??Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421900
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Aug-1995	Debt/Income ratio:	21%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	8 / 0	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	3y 8m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Homeownership:	No
Inquiries last 6m:	0
Screen name:	becki2300	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit card payoff & used car buy
Purpose of loan:
This loan will be used to pay off remaining credit card debt and to purchase a reliable, used car.

My financial situation:
I am a good candidate for this loan because I work as the Office Administrator at a family-owned consulting firm, at which I have been employed since December 2005.? Part of the purpose of the loan would be to eliminate my remaining credit card debt of approximately $10,500.? I have been enrolled in a debt management program with CCCS of Greater Atlanta to pay off the debt and have reduced the amount by half over the past 2 ? years.? I have made consistent payments, and have not ever been late on any of those payments.? The rest of the loan would be to purchase a reliable, used car as my current car?is hanging on by a thread. ??I am attempting to get this personal loan in order to have one monthly payment.

I am responsible, have long-term, stable employment and pay all of my bills first?before spending money on anything else.? I will also be working a second, part-time job in the evenings and on the weekends?in order to ensure prompt and complete repayment of the loan.? In addition, my fiance will be assisting in the repayment of the monthly loan payment.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421902
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Feb-1991	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	11 / 11	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	31	Length of status:	0y 8m
Amount delinquent:	$0	Revolving credit balance:	$47,113	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	75%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	22
Screen name:	intuitive-credit6	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Capital
Purpose of loan:
This loan will be used to??Keep?up with payroll for future projects?

My financial situation:
I am a good candidate for this loan because? I am an experienced contractor with a backlog of construction projects.

Monthly net income: $ 6,000

Monthly expenses: $
??Housing: $ 1,500
??Insurance: $ 200
??Car expenses: $ 0
??Utilities: $ 200
??Phone, cable, internet: $ 150
??Food, entertainment: $ 350
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421908
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	9.70%	Starting borrower rate/APR:	10.70% / 12.82%	Starting monthly payment:	$162.98

Auction yield range:	6.23% - 9.70%	Estimated loss impact:	5.15%
Lender servicing fee:	1.00%	Estimated return:	4.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1994	Debt/Income ratio:	18%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	36	Length of status:	1y 6m
Amount delinquent:	$0	Revolving credit balance:	$15,738	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	63%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	ljom	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	21 ( 88% )	760-780 (Latest)
Principal borrowed:	$13,000.00	< mo. late:	3 ( 13% )	780-800 (Oct-2008) 740-760 (Jan-2008) 720-740 (Nov-2007) 700-720 (Aug-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
Refinancing personal loan
Purpose of loan:
This loan will be used to refinance a personal loan my wife and I took out to purchase the remaining interest in home jointly owned with my sister-in-law.? The loan would only be feasiable if it is lower than the current interest rate.

My financial situation:
I am a good candidate for this loan because I have a proven track record of promptly paying my loans.? You may note that I had 3 payments as <30 past due on my prosper loans but that was due to confusion on my bank accounts which when discovered was promptly corrected.

Including income from my wife we earn over $160,000 a year or $12,000 a month.? Below summarizes our monthly income and expenses.

Monthly Cash Flow

Income
Net Paychecks -?$9,000
Rental - $1,495
Total Income - $10,496

Expenses:
Car Loans - $935
Student Loans - $200
Mortgage - $2,400
Personal Loan - $200
Living Expenses/Credit Cards?- $4,700*
Total Expenses - $8,435

Net/Savings - $2,060

*We pay-off our entire credit card balance when they are due.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421914
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.23%	Starting borrower rate/APR:	18.23% / 20.44%	Starting monthly payment:	$906.70

Auction yield range:	17.23% - 17.23%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Sep-1994	Debt/Income ratio:	Not calculated
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	15 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	0y 7m
Amount delinquent:	$0	Revolving credit balance:	$14,012	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	56%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	impressive-bonus4	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Building a Better Community
Purpose of loan:
I have had the unique opportunity to be able to?share my business success and newly hire 2 people in the community. I am looking to expand my business even further and need help with?flowing capital. As I am recently in progress of incorporating, ?my funding currently is very limited. Throughout my community outreach efforts I have noticed one of the hardest transistions for those in need is employment. I?will be able to offer new jobs?with my expansion. My purpose for requesting this loan is to ask for?your help?in building a better?community. I believe investing in people is never an expense but is always a requirement for success. ?

My financial situation:
I?am a good canidate for this loan because as a small business owner?I am well aware of maintaining good relations with all people, including investors. I am looking to expand to help others and am?financially able to repay any debt incurred while doing so. I have not had any late payments on my?current debts and do not?foresee having any in the future.?I humbly ask you to consider my request and look forward to working with you in the near future with my financial needs.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421918
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	21.58%	Starting borrower rate/APR:	22.58% / 24.85%	Starting monthly payment:	$962.28

Auction yield range:	8.23% - 21.58%	Estimated loss impact:	6.71%
Lender servicing fee:	1.00%	Estimated return:	14.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Apr-2000	Debt/Income ratio:	38%
Credit score:	800-820 (Aug-2009)	Current / open credit lines:	10 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	4y 6m
Amount delinquent:	$0	Revolving credit balance:	$5,034	Occupation:	Social Worker
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	28%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	famous-yield	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Selling our Home
Purpose of loan:
This loan will be used to? Pay off the difference between what we owe on our home, and the current purchase offer we've received from a buyer.? We are not late on our payments, but want to have children and cannot to afford our home on one income.? We need to sell, and we want to pay off the difference on the loss and not go to a short sale, we want to pay our debts in full.

My financial situation:
I am a good candidate for this loan because? once we receive this loan, we will be able to pay it down quickly as we'll have our $3700 mortgage payment off of our books.? We plan on paying this loan off in a year, so we can start our family...
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421920
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	21.00%	Starting borrower rate/APR:	22.00% / 24.26%	Starting monthly payment:	$572.86

Auction yield range:	17.23% - 21.00%	Estimated loss impact:	35.69%
Lender servicing fee:	1.00%	Estimated return:	-14.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Dec-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	8 / 7	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	35	Length of status:	2y 11m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	plentiful-social	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal fitness studio expansion
Purpose of loan:
This loan will be used to better market and expand the fintess studios I?own with my business partner. The studio brand name is Kinespirit, We?own and operate two studios in the New York City area specializing in Gyrotonic exercise and Pilates. Our customer service focus as well as committment to client goals and achievement have made us a premier studio destination for mind and body fitness in New York City. We plan to use the proceeds of this loan?for two main efforts:

1) Increase our marketing efforts in order to increase our client base.
2) Expand our retail offerings, including creating our own line of high margin Pilates DVD, media, and products

My financial situation:
We are great candidates for a loan because our businesses are in fact profitable on a total of over 800k in revenue a year - even in this down economy.?Both my business partner and I have credit scores over 740. We have proudly never missed any kind of payment or obligation since our business opened its doors in September of 2006. In addition, we are both home owners.

In addition, my family is s 2 income household with no kids. We have a combined income well above $100,000+.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421924
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	31.38%	Starting borrower rate/APR:	32.38% / 34.79%	Starting monthly payment:	$547.07

Auction yield range:	11.23% - 31.38%	Estimated loss impact:	10.80%
Lender servicing fee:	1.00%	Estimated return:	20.58%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Aug-1997	Debt/Income ratio:	34%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	14 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	2y 0m
Amount delinquent:	$0	Revolving credit balance:	$6,282	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	21%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	rjvi45	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 95% )	700-720 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	1 ( 5% )	640-660 (Nov-2007)
Principal balance:	$2,508.17	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
PAY OFF CREDIT CARDS
Purpose of loan:
This loan will be used to? PAY OFF A HIGH RATE LOAN AND PAY OFF ALL MY CREDIT CARD DEBT

My financial situation:
I am a good candidate for this loan because? I AM A CREDIT FINANTIC, I MONITOR MY CREDIT WEEKLY, EVER SINCE MY DIVORCE I HAVE FOCUSED ON GETTING PERFECT CREDIT AND IN 6 MONTHS I WILL HAVE REACHED MY GOAL. / I HAVE MONEY IN THE BANK, I HAVE OVER 200.000 IN MY IRA AND MY COMPANY IS BOOMING AND SECURE!!!!!

Monthly net income: $
5200
Monthly expenses: $
??Housing: $ PAID FOR
??Insurance: $ 150
??Car expenses: $ 600
??Utilities: $ 400
??Phone, cable, internet: $ 130
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421942
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,500.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	22.74%	Starting borrower rate/APR:	23.74% / 26.03%	Starting monthly payment:	$332.32

Auction yield range:	8.23% - 22.74%	Estimated loss impact:	6.74%
Lender servicing fee:	1.00%	Estimated return:	16.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Aug-2000	Debt/Income ratio:	Not calculated
Credit score:	840-860 (Aug-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	10	Length of status:	4y 8m
Amount delinquent:	$0	Revolving credit balance:	$812	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	1%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	worthy-auction	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New, more reliable car.
Purpose of loan:
This loan will be used to purchase a new, better car.? Im tired of fixing little things on my current car and with this loan and my trade in, I can buy something with a warranty.

My financial situation:
I am a good candidate for this loan because I work for my family business which is very stable.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421954
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,100.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.76%	Starting monthly payment:	$49.76

Auction yield range:	11.23% - 34.00%	Estimated loss impact:	10.87%
Lender servicing fee:	1.00%	Estimated return:	23.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-2000	Debt/Income ratio:	9%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	7y 0m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	TaxesForMuchLessInc	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Former Marine want to be ripped off
Purpose of loan:
This loan will be used to consolidate debt.

My financial situation:
I am a good candidate for this loan because I enjoy paying outrageous interest.? I could get a loan from a bank at 9% but it just seems like so much fun to pay 38% instead.? I am completely stupid so I won't know the difference.

Monthly net income: $ 1,680.00

Monthly expenses: $ 1,503.29
??Housing: $ 442.66
??Insurance: $ 100.00
??Gas expenses: $ 90.00
??Utilities: $ 180.00
??Phone, cable, internet: $ 105.00
??Food, entertainment: $ 350.00
??Credit cards and other loans: $ 160.63?
??Other expenses: $ 75.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422132
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,700.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	21.98%	Starting borrower rate/APR:	22.98% / 25.26%	Starting monthly payment:	$220.59

Auction yield range:	8.23% - 21.98%	Estimated loss impact:	7.52%
Lender servicing fee:	1.00%	Estimated return:	14.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Mar-1999	Debt/Income ratio:	21%
Credit score:	780-800 (Aug-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	25	Length of status:	3y 0m
Amount delinquent:	$8,140	Revolving credit balance:	$899	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	2%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	openness-lionheart	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a new car for our family
Purpose of loan:
This loan will be used to purchase a new vehicle for our family.

My financial situation:my wife and i are both employed full time. i am a minister and she is a teacher. We are both responsible and pay our debts on time.
I am a good candidate for this loan because I am honorable. I pay my debts on time. we need a descent family car. The car I am looking at is a great deal and is worth more than the loan we are asking for.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422138
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Apr-1989	Debt/Income ratio:	51%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	3	Total credit lines:	33	Length of status:	3y 5m
Amount delinquent:	$1,019	Revolving credit balance:	$17,360	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	8	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	mugs101	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 100% )	640-660 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	560-580 (Jul-2008) 560-580 (Jun-2008) 580-600 (Apr-2008)
Principal balance:	$731.53	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
teacher 2nd loan credit +60 help!
Purpose of loan:
This loan will be used to pay for?required college classes?and catch up on bills. ?

My financial situation:
I am a good candidate for this because?it will be my second Prosper loan and I have never missed a payment.? I have a contract teaching position at a solid school district.? However,I am teaching outside of my BA licensure and I need to finish?special education?credits??to maintain my teaching position.?? I have completed 15 of the 30 credits with a?3.75?GPA.? I love my career and have worked for the same district since 2005. I have been asked to mentor new hires in my field for the upcoming school year, which I hold as a high compliment and an opinion of my work.? Due to several family health?issues in 2006 and 2007?we obtained a high amount of debt that I know we can turn around.? Also, when I first went back to college for my BA we made a detrimental credit decision that has haunted us ever since.? I am looking for someone to help me achieve my goal.? I have been happily married for 19 years this September, have two wonderful daughters ages 9 and 12, and I would really appreciate your consideration.?I also work part-time at another job and my husband works full-time in the same district adding another $2500 to my net monthy income.? I would be happy to answer any questions.?

My credit score has raised more than 60 points since my last loan.

I am now current on all of my bills (I was late on a couple this summer because I had to take/pay for college classes).

Monthly net income: $ 2900 (plus husband and part-time job)

Monthly expenses: $
??Housing: $ 1000
??Insurance: $ 270
??Car expenses: $ 395
??Utilities: $ 100
??Phone, cable, internet: $ 70
??Food, entertainment: $ 320
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 500
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422186
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.01%	Starting borrower rate/APR:	31.01% / 33.40%	Starting monthly payment:	$107.52

Auction yield range:	11.23% - 30.01%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Dec-1988	Debt/Income ratio:	201%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	6 / 6	Employment status:	Retired
Now delinquent:	1	Total credit lines:	12	Length of status:	11y 11m
Amount delinquent:	$71	Revolving credit balance:	$75	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	transparent-worth	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Looking to finish remodel
Purpose of loan:
This loan will be used to finish off last little things of the remodel of me and my husband's home to it make things easier to care for my sick daughter.
My financial situation:
I am a good candidate for this loan because I have very little debt and we will?be reimbursed by her trusted fund for all remodeling to the home .
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422198
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Dec-1992	Debt/Income ratio:	68%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	11 / 11	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	1y 4m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	0
Screen name:	acrobat6	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Austin
Purpose of loan:
This loan will be used to?
attorney fees
My financial situation:
I am a good candidate for this loan because?
this is for the well-being of my grandson
Monthly net income: $ 650

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422204
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	11.48%	Starting borrower rate/APR:	12.48% / 14.62%	Starting monthly payment:	$401.33

Auction yield range:	3.23% - 11.48%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	9.97%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Nov-1974	Debt/Income ratio:	Not calculated
Credit score:	840-860 (Aug-2009)	Current / open credit lines:	11 / 9	Employment status:	Retired
Now delinquent:	0	Total credit lines:	30	Length of status:	5y 11m
Amount delinquent:	$0	Revolving credit balance:	$1,484	Stated income:	$50,000-$74,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	1%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	bid-saber8	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying A Utility Vehicle
Purpose of loan:
This loan will be used to purchase a different utility or re-model the one I already own since I bought it new in 1996 and already know what needs to be done to make like new.

My financial situation:
I am a good candidate for this loan because I'm a very safe business prospect as evidenced by the fact that I've recently finished paying off a $28,000 loan with Bank of America.? They send me blank checks to trap me again at exorbitant interest rates.? (I can provide proof if needed)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422210
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Apr-1991	Debt/Income ratio:	33%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	21 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	3y 1m
Amount delinquent:	$0	Revolving credit balance:	$29,814	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	dollar-dreamer9	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off payday loan and auto repair
Purpose of loan:
This loan will be used to pay off a short term loan with extremely high costs. Once it is paid I will have no problems meeting my budget.

My financial situation:
I have a good job with a decent income. I had some expenses I needed to pay and took out a couple "payday loans" in anticipation of receiving a small settlement from my mother's estate, which was expected to close in July. It now appears it will be delayed for several more months. The payday loans have put me in a positiion where it's difficult to meet my budget. My credit score may be low due to the amount of obligations I have, but I've never had late payments on any of my accounts. My savings are primarily in my 401(k) and I'm not eligible to draw on that at this time.

Monthly net income: $ 4,700

Monthly expenses: $
??Housing: $ 1034
??Insurance: $ 80
??Car expenses: $ 334
??Utilities: $ 200
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422216
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$21,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$949.96

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jan-2007	Debt/Income ratio:	27%
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	4 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	5	Length of status:	4y 7m
Amount delinquent:	$0	Revolving credit balance:	$382	Occupation:	Landscaping
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	76%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	3721	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	600-620 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	620-640 (Apr-2008)
Principal balance:	$3,881.73	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Buying Inventory to expand business
Purpose of loan:
This loan will be used to?
Fund equipment purchases?to expand?landscaping business.
My financial situation:
I am a good candidate for this loan because?
This is my second Propser loan.?The first loan has been open for 2+ years and all payments have been made on time.?The business that I started has taken off and I now have two employees.?I am looking to purchase a company vehicle, as well as additional landscaping equipment.?I still work part-time for my former boss. I have known him for over seven years and he continues to guide me?with my business.? I am young and still establishing my credit, which is why I am turning to Prosper for this loan. ?

Monthly net income: $4,500.00

Monthly expenses: $
??Housing: $ 250.00
??Insurance: $ 450.00
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 60.00
??Food, entertainment: $ 100.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 150.00
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422234
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.23%	Starting borrower rate/APR:	18.23% / 20.44%	Starting monthly payment:	$725.36

Auction yield range:	17.23% - 17.23%	Estimated loss impact:	35.45%
Lender servicing fee:	1.00%	Estimated return:	-18.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jul-1995	Debt/Income ratio:	Not calculated
Credit score:	780-800 (Aug-2009)	Current / open credit lines:	9 / 6	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	29	Length of status:	9y 5m
Amount delinquent:	$1,071	Revolving credit balance:	$0	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	profitable-credit3	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Capital - Business - Growth
Purpose of loan:
This loan will be used to expand our business?

My financial situation:
I am a good candidate for this loan because? I always pay my debts
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422246
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.38%	Starting borrower rate/APR:	11.38% / 13.50%	Starting monthly payment:	$115.22

Auction yield range:	4.23% - 10.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Dec-1981	Debt/Income ratio:	25%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	16 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	45	Length of status:	4y 9m
Amount delinquent:	$0	Revolving credit balance:	$128,395	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	79%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	bewitching-wealth	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to pay off high interest credit cards.?

My financial situation:
I am a good candidate for this loan because I am a Case Manager at a large Los Angeles based law firm and I have a steady income.? I have a large amount of outstanding credit card debt, however, I am not delinquent and?I am able to make the monthly payments.? I also have additional income that can assist me with making the monthly payments.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422252
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$238.56

Auction yield range:	11.23% - 24.00%	Estimated loss impact:	10.59%
Lender servicing fee:	1.00%	Estimated return:	13.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Nov-1998	Debt/Income ratio:	26%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	5 / 4	Employment status:	Part-time employee
Now delinquent:	1	Total credit lines:	12	Length of status:	6y 2m
Amount delinquent:	$0	Revolving credit balance:	$4,869	Occupation:	Student - College G...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	72%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	nehalecky	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 100% )	660-680 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	700-720 (Jun-2007)
Principal balance:	$1,729.02	1+ mo. late:	0 ( 0% )
Total payments billed:	25
Description
PhD candidate debt consolidation.
Purpose of loan: I will be using this loan to pay off credit card debt I have accrued over the last year few years, including a new macbook pro, as my current one is almost done. I can afford to pay them, but as credit card APRs have increase recently (mine have without any reason), I would rather see my debt consolidated and not watch a large corporation profit from my debt.

My financial situation: I am a PhD candidate in Nuclear Engineering at UC Berkeley; almost completed with my dissertation (will file in October), finally! Admittedly, my finances are not perfect as I would rather not be in debt, but a student salary while living in the Bay Area can be quite difficult to manage!

Short Story: I have credit debt at $4870 because of the costs of life. Although single now, getting engaged (and the ring that goes with it) is costly. Also, having to get a replacement laptop is costly, my research in numerical modeling for my degree requires it. Student salaries cannot really finance those expenses, while credit can. I would like to see my interest lowered and payments consolidated. Also, I have an additional loan with prosper at $1,726, which I have been diligently paying since receiving it a few years back. I would like to consolidate all of these loans into one lump payment.

I am currently working as a graduate student researcher at Lawrence Berkeley National Laboratory, but most likely will be teaching a class at UC Berkeley this semester, while searching for a professional job for the beginning of next year, where, finally, I will make a salary. I currently net $2050/mo.

Monthly Costs:
Insurance: $0 (medical dental vision included in my student health insurance, hopefully everyone one day will have medical insurance in this country).
Other: $75
Car expenses: $0 (Berkeley! We don't own cars here, bikes instead)
Utilities: $80
Prosper Loan: $170
Credit Card: $200
Phone & internet: ~$150 ( I don't watch television)
Food, entertainment: $500 (a very liberal estimate)
Clothing, household expenses: $100
Other loans: $0 (Have student loans but don't have to pay them until after I graduate, upon which they should be ~$300/month.)
Other expenses: ~$50 (Mass transit costs)

So you can see from this my total bills, (excluding the costs of my credit card and Prosper loan - $370) is ~$1555. With a $6000 loan at 15% interest over 3 years, payments would be around $208/month, for a total around $1800/month, a very reasonable goal. I hope this is enough information to assure you that I am good investment. If not, please feel free to ask me any questions. In the future, I too, hope invest in the Prosper marketplace, helping people like me.

Thank you much, and good luck bidding.
-Nuclear in Berkeley
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422270
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,990.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	14.38%	Starting borrower rate/APR:	15.38% / 17.56%	Starting monthly payment:	$208.76

Auction yield range:	4.23% - 14.38%	Estimated loss impact:	2.16%
Lender servicing fee:	1.00%	Estimated return:	12.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-1999	Debt/Income ratio:	17%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	14 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	1y 5m
Amount delinquent:	$0	Revolving credit balance:	$7,989	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	37%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	Jpowers25	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	32 ( 97% )	740-760 (Latest)
Principal borrowed:	$14,500.00	< mo. late:	1 ( 3% )	620-640 (May-2008) 620-640 (Jan-2008) 620-640 (Oct-2007) 640-660 (Jun-2006)
Principal balance:	$3,107.46	1+ mo. late:	0 ( 0% )
Total payments billed:	33
Description
Decks=Expensive- 3rd Prosper Loan
Purpose of loan:
I'm looking to get a deck installed before the winter comes. I need about $6,000.? I have had 2 previous loans on Prosper.? One has been paid off and one is more than half paid off. While this is a luxury and not a necessity, I have factored in my ability to repay (even with interest) vs. how badly I want a deck.

My financial situation:
I've been at this current job for about 18 months now.? I ran into some credit problems back in 1992, but haven't been late on anything since then.? I have worked hard to get my credit back to where it's at.? You can see that by just looking at the jumps in my credit score over the last couple of years.

I own (well, the bank owns) my house with my wife, dog, and 2 cats.? We have a newer model car that is financed because my wife drives a lot and needs something reliable.

Monthly Budget:
Income: $4576 (take home)
Mortgage + Utilities: $2000
Other Prosper Loan: $240
Car + Insurance: $400
Zero Interest Grant Payback: $300
Student Loan: $75

Net left for other expenditures/savings/fun: $1,561 (not counting wife's leftover)

My last request was at 48% funded with 2 hours left, so I pulled it.? I'll start this at a higher interest rate and hope for a bid-down.

Keep in mind that the picture is that of a "dream" deck - it does not represent what we would actually be getting for $6,000.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422276
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.44%	Starting monthly payment:	$54.28

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Mar-2004	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	3 / 3	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	6	Length of status:	1y 1m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Tradesman - Carpent...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	jaymax3333	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	620-640 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	640-660 (May-2008)
Principal balance:	$651.56	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
payoff cash adv. used for emergency
This loan will be used to?pay off a cash advance I made due to having to?do emergency repair to?our bathroom which the floor was falling in, which was very costly but had to be done immediately,?if my loan is funded I can pay off my?cash advance entirely and not have to pay their outragous high interest rate!!!!?I always have paid all my bills on time, and if my loan is funded I promise I will make all my payments on time, can,t beleive my prosper rating is E I,m never late on any of my bills and never ever have been I,ve never been without a job , been working steady since high school, I need this loan badly to avoid paying?the outragously high interest of the cash advance.?.......... my financial situation........?? I,m?working steady?making? $450 a week doing carpenter work building houses with a small company which I,ve been with for 13 months now and love it, and right now we have?4 homes in line?to build (over a years work for us)????? my monthly income is around $1900? a month and my total monthly bills is around $1200,?Having to?do emergency repair to?our bathroom which cost over $3000 and ?having take a cash advance loan has set me back a bit, but?if this?loan is funded I can pay off the cash advance loan entirely and avoid the outragously high interest, then I can?easily make the payments on my new prosper loan.?Thanks so much for looking at my listing ,?All bids will be appreciated very?much!!!!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419733
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	May-2001	Debt/Income ratio:	27%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	16	Length of status:	0y 10m
Amount delinquent:	$167	Revolving credit balance:	$2,685	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	54%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	4	Homeownership:	No
Inquiries last 6m:	3
Screen name:	ethical-transaction	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
need new car
Purpose of loan:
This loan will be used to put a down payment on a new car

My financial situation:
I am a good candidate for this loan because I have a job, and was recently promoted to supervisor for my warehouse.? I take care of my wife and kids - in fact purchased a house last month which used the last of my cash reserves - but am having serious car issues, but cant afford to just up and buy a new car.? Also, would like to pay off the last credit card, which since I have had children seems harder and harder to do.

Monthly net income: $ 2580

Monthly expenses: $
??Housing: $ 520
??Insurance: $ 100
??Car expenses: $100
??Utilities: $ 100
??Phone, cable, internet: $ 50
??Food, entertainment: $ 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 150
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421833
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	May-1994	Debt/Income ratio:	24%
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	34	Length of status:	6y 2m
Amount delinquent:	$0	Revolving credit balance:	$2,413	Occupation:	Professional
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	94%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	Miketheman	Borrower's state:	Mississippi	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	2 ( 100% )	620-640 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	620-640 (Jul-2009) 620-640 (Sep-2008) 640-660 (Jul-2008) 540-560 (Jun-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	2
Description
Home Improvement
Purpose of loan:
This loan will be used to pay for much need renovations to our home.

My financial situation:
I am a good candidate for this loan because?my?credit rating will reflect that I have been paying my bills on time and is?very stable in my?home and wok place.??

Monthly net income: $5200

Monthly expenses: $
??Housing: $ 1217
??Insurance: $ 252
??Car expenses: $ 645
??Utilities: $?500
??Phone, cable, internet: $ 160
??Food, entertainment: $ 300
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 60
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421839
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jan-2001	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	18 / 17	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	32	Length of status:	3y 7m
Amount delinquent:	$0	Revolving credit balance:	$7,270	Occupation:	Investor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	20%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	power-legend1	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
UPDATE KITCHEN
Purpose of loan:
This loan will be used to update the kitchen in my house.? I will be replacing the cabinets,countertops and appliances.

My financial situation:
I am a good candidate for this loan because my income will more then cover my expenses plus my loan.? I have never been late on any payment.? I take pride in my credit and its very important for me to keep it clean due to the fact that I'm in the real estate investment business.

Income $8000/month
Mortgage $3100.00 month
Car Payment $350.00 month
Utilities $250.00 month
Credit Cards $550.00 month

These are the majority of my bills.?

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421849
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$203.56

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jun-1982	Debt/Income ratio:	33%
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	12 / 12	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	45	Length of status:	13y 2m
Amount delinquent:	$3,715	Revolving credit balance:	$9,770	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	82%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	4	Homeownership:	No
Inquiries last 6m:	8
Screen name:	gman5150	Borrower's state:	California	Borrower's group:	Brighter Financial Future
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 100% )	600-620 (Latest)
Principal borrowed:	$2,601.00	< mo. late:	0 ( 0% )	600-620 (May-2009) 600-620 (Nov-2007) 560-580 (Jul-2007) 560-580 (Jun-2007)
Principal balance:	$1,289.54	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
Pay Off Prosper Loan & Credit Cards
Purpose of loan:
I want to consolidate my previous prosper loan and credit cards, so?I?can afford an engagment?ring.?

I currently have a Prosper loan?and some credit cards?i want to consolidate together.??I have had no?late payments with my prosper account in the past and wish to pay my previous?Prosper?Loan and add some low?balance credit cards.?? My credit score overall has improved sense my previous loan.?? Since my last loan i payed off 2 credit cards, a payday loan with an interest rate of 39% and my auto loan of $500 a month.??

Monthly net income: $ 4,303
Monthly expenses: $???
Housing: $?300??
Insurance: $ 143????
Utilities: $ 105??
Phone, cable, internet: $ 100???
Food, entertainment: $ 200??
Clothing, household expenses $ 75??
Credit cards and other loans: $ 250??
Child Support: $ 600?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421851
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	7.00%	Starting borrower rate/APR:	8.00% / 10.08%	Starting monthly payment:	$156.68

Auction yield range:	4.23% - 7.00%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	4.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1993	Debt/Income ratio:	12%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	19y 3m
Amount delinquent:	$0	Revolving credit balance:	$82,207	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	90%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	upright-interest	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off a credit card
Purpose of loan:
This loan will be used to pay off some debt incurred through a divorce

My financial situation:
I am a good candidate for this loan because I believe?that everyone should be debt free.? Do to a divorce,? I was forced to handle the situation the best I could at the time.? I am a very resoponsible person with a good credit score.? I've been working for the same company 19 years.? I am currently seeking another job to help my family get in a better financial situation.? I plan on being debt-free one day with?enough cash on had to help others through prosper.com and have an emergency fund for future unforseen financial issues.

Thanks for considering me.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421855
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,300.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	23.73%	Starting borrower rate/APR:	24.73% / 27.03%	Starting monthly payment:	$289.21

Auction yield range:	8.23% - 23.73%	Estimated loss impact:	8.56%
Lender servicing fee:	1.00%	Estimated return:	15.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1991	Debt/Income ratio:	19%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	7 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	0y 5m
Amount delinquent:	$0	Revolving credit balance:	$30,400	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	66%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	arlingtonpride	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Loanshark is spelled C*H*A*S*E
Purpose of loan:
Take care of a particularly cumbersome credit card debt. I owe approximately $7300 to Chase. They are charging me 32%. I would like to pay off the balance on this account and then close it. I have another, much cheaper, credit card account with my local credit union. They will get my business from now on.

My financial situation:
The credit card debt was obtained while underemployed for two and a half years. I have a master's in public administration and came to the DC area to work for the feds. However, after several years, I got disillusioned and decided to return to teaching, which I had done in the Peace Corps. I taught for three years at a local public high school but realized that the overemphasis on testing and other arbitrarily applied rules did not match my teaching philosophy. I tried tutoring for a while, got involved as a tour guide for a large student travel organization, signed up for home-bound teaching (for students sick or otherwise unable to attend class). These were all great life experiences but could not pay the bills. I had to supplement my income by over-using the credit card. Fortunately, I returned to full-time employment in the government sector earlier this year. I am quite stable now but the debt I have incurred is preventing me from raising my standard of living. I can make my monthly payments now, but would be much happier if I can reduce them.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421857
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,750.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$69.58

Auction yield range:	17.23% - 24.00%	Estimated loss impact:	20.38%
Lender servicing fee:	1.00%	Estimated return:	3.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jun-1989	Debt/Income ratio:	23%
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	11 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	13y 6m
Amount delinquent:	$0	Revolving credit balance:	$3,760	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	94%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	2	Homeownership:	No
Inquiries last 6m:	4
Screen name:	goofy123	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 100% )	600-620 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	640-660 (Jun-2008)
Principal balance:	$2,735.71	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
Nagging Small Bills
Purpose of loan:
This loan will be used to? To pay off a few small nagging medical bills and get ready for my Daughters Wedding at the end of September..YA!!
Please help me?obtain the?funding that i need to make my daugters wedding a success!!

My financial situation:
I am a good candidate for this loan because? This would be my 2nd loan with?Prosper and i believe that this is a better way to get the money you need when you need, rather than give it to Banks who make it much harder to work with REAL PEOPLE. I have been at my employment for over 14yrs and i am?a very hard worker. I have always believed that you should repay the money that you borrow.

Monthly net income: $ 2600.00

Monthly expenses: $ 1447.00
??Housing: $ 250.00
??Insurance: $ 150.00
??Car expenses: $ 100.00
??Utilities: $ 135.
??Phone, cable, internet: $ 62.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 400.00
??Other expenses: $ 100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421861
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,130.90

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jan-1998	Debt/Income ratio:	34%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	15 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	1y 10m
Amount delinquent:	$0	Revolving credit balance:	$19,245	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	25%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	5
Screen name:	special-payment	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purchase Oasis Cafe
Purpose of loan:
This loan will be used to purchase an existing cafe and dessert bar. The location is downtown with an extreme amount of traffic. There are numerous possibilities to grow the business in the future and I have many ideas for just that. Currently the business sells all different types of coffee drinks, teas, sandwiches, and desserts. The owners who are a husband and wife, are anxious to sell due to the fact that the husband has become ill and cannot be involved in the business. I have successfully negotiated a price, $25,000 lower than their asking price, plus, the owner is willing to finance half of the amount of the loan. He is that confident in the business.

My financial situation:
I am a good candidate for this loan because I am, and have always been a very hard worker. I have, at one time, worked three jobs, just so I could pay my bills and not have my credit ruined. I believe that successful people are hard workers, and dedicated to the dream that they believe in. If we don't set goals and dreams and work towards them, then we have nothing. I work one job today and give it one hundred percent. I am not looking to get rich, only have a small business and some funds to put away for retirement and to leave my wife financially sound.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421863
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.23%	Starting borrower rate/APR:	18.23% / 20.44%	Starting monthly payment:	$544.02

Auction yield range:	17.23% - 17.23%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	May-1998	Debt/Income ratio:	21%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	0y 1m
Amount delinquent:	$0	Revolving credit balance:	$125,432	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	Taxaccountants	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Business Credit Cards
Purpose of loan:
Payoff business credit cards.

My financial situation:
I had a business for 6 years that I had to close earlier this year.? Most of the debt came from marketing expenses in order to generate new clients.? Earlier this year I joined an established CPA firm and the future now looks very promising.

My wife and I have two young babies and our sole priority in life to get financial sound.? Paying off this debt is a huge priority for us.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421867
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,750.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	15.03%	Starting borrower rate/APR:	16.03% / 18.21%	Starting monthly payment:	$167.07

Auction yield range:	6.23% - 15.03%	Estimated loss impact:	5.26%
Lender servicing fee:	1.00%	Estimated return:	9.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-2002	Debt/Income ratio:	19%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	6y 11m
Amount delinquent:	$0	Revolving credit balance:	$6,398	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	22%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	intrepid-dough	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My journey to eliminate debt
Purpose of loan:
This loan will be used to pay off 2 credit cards and a student loan that over the years have acummulated a balance that I have been unable to pay due to my financial situation.

My financial situation:
I am a good candidate for this loan because I am very accountable when it comes to paying any of my bills on time. If you check my credit report you can see that I have never once missed a payment in any of my credit cards nor student loans.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421869
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,800.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$171.90

Auction yield range:	11.23% - 34.00%	Estimated loss impact:	10.87%
Lender servicing fee:	1.00%	Estimated return:	23.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Mar-1991	Debt/Income ratio:	27%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	17 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	3y 1m
Amount delinquent:	$0	Revolving credit balance:	$36,815	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	gold-jet2	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
MOTIVATED!!!!
Purpose of loan:
This loan will be used to?pay off high interest debt on CC and personal loans?

My financial situation:
Please take this chance, I will not let you down!? I have started this loan at a high interest rate (also to allow you to benefit from my past stupidity), because, I can pay off a high interest loan and a CC and still not pay more out than I am now with a set schedule.? I am a good candidate for this loan because I pay my debts and honor my word, and after many years of being in debt, I am fed up with the whole thing.? My plans are to use this loan to pay off a higher interest loan and then again and again until I have all of this mess cleaned up.? I am a veteran and after serving 10 years for our country, the one thing that I promise is?you have my?WORD of repayment.? I have some high interest credit that is costing me about $50 more on the same amount as this loan.? I would like to attack and work towards getting my life back, I am looking at trying to repay within a year or so.? Thanks for the consideration.? I have a very secure job as a Regional Sales Manager in a secure career field, my base salary is listed and includes no commission, which is rewarded quarterly and? annually.?? I?own a home and have no car payments.

Monthly net income (after taxes) : $ 3200 + comm, also spouse has an income of $2000

Monthly expenses: $
??Housing: $ 1850
??Insurance: $ 150
??Car expenses: $ 100,?
??Utilities: $ 200
??Phone, cable, internet: $ 100
??Food, entertainment: $ 300
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 600
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421875
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 23.25%	Starting monthly payment:	$188.38

Auction yield range:	11.23% - 20.00%	Estimated loss impact:	10.48%
Lender servicing fee:	1.00%	Estimated return:	9.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Dec-1992	Debt/Income ratio:	35%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	19 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	39	Length of status:	6y 9m
Amount delinquent:	$0	Revolving credit balance:	$5,962	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	20%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	SMS1865	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	7 ( 88% )	660-680 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	1 ( 13% )	580-600 (Feb-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	8
Description
Paying off HSBC Credit Card
Purpose of Loan
Loan will be used to pay off my Household Bank credit card with a current interest rate of 21.99%.? ?????

My Goals
My goal is to become?debt free in the next year so I can return to college and finish my degree.? Obtaining a college degree?has been a life?long dream of mine and?I'm asking for your help by?funding this loan?so I can achieve this goal.?

My Financial Situation:
I am a good candidate for this loan because I have a strong work history and a stable job.?

Monthly Net Income:? $2,640

Monthly Expenses:$1,978
? Housing:?$300??Insurance: $50???Car expenses: $532 ??Utilities: $0 (included in rent)???Phone, cable, internet:?$50??Food, entertainment: $150? Clothing, household expenses $50? Credit Card and other loans $846
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421885
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.99%	Starting borrower rate/APR:	11.99% / 15.59%	Starting monthly payment:	$33.21

Auction yield range:	4.23% - 10.99%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	8.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-1995	Debt/Income ratio:	17%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	22 / 18	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	55	Length of status:	12y 3m
Amount delinquent:	$0	Revolving credit balance:	$61,615	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	59%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	6
Screen name:	jamie56048	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Send my daughter to Preschool
Purpose of loan:
This loan will be used to send my daughter to preschool for 1 year.? I am also trying to build my prosper rating for the first time.

My financial situation:
I am a good candidate for this loan because i have always paid my bills on time and i will keep it that way.? I usually pay all my bills via ACH and they are usually scheduled before my statement's arrive.

Monthly net income: $ 2,750

Monthly expenses: $
??Housing: $ 867
? Insurance: $125
? Credit cards and other loans: $ 675
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421887
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.99%	Starting borrower rate/APR:	21.99% / 24.25%	Starting monthly payment:	$210.02

Auction yield range:	8.23% - 20.99%	Estimated loss impact:	6.99%
Lender servicing fee:	1.00%	Estimated return:	14.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1992	Debt/Income ratio:	25%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	20 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	2y 10m
Amount delinquent:	$0	Revolving credit balance:	$16,576	Occupation:	Architect
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	69%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	successful-velocity	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to help pay?off my higher interest rate credit card debts.? I started getting into debt while I was in College studing Architecture?trying to pay for materials and supplies for my education.? Before I received my current job, I was still only making enough to get by.? Now I am in a better financial situation, but have gotten so far into Credit Card debt, that the dents I make, only seem to go so far.? I would love to not feel constrained by credit card companies and their hold on me and so many other people.? Right now my interest rates range from 10.5% - 17.85%.? I would love to be able to lighten the amount of debt I have on credit cards.?
My financial situation:
I am a good candidate for this loan because I am very serious about getting all my debt paid off.? I know there's no easy way out, and I have to pay for the debt I've accumulated.? I have a very good and steady job.? I make sure and get all my payments in on time, even trying to pay additional when I can to pay the balances down quicker.? Although?Proper?says?I contain a risk, I don't think that I am.? I have paid every rent check for the past 8 years on time and?I have never made a late payment on my car loan which I've had for almost 2 years.?

Monthly net income: $ 2,373.40

Monthly expenses: $ 1,420
??Housing: $?450
??Insurance: $ 80
??Car expenses: $ 280
??Utilities: $ 100
??Phone, cable, internet: $ 60
??Food, entertainment: $ 150
??Clothing, household expenses $ 0
??Credit cards and other loans: $?200
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421891
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.01%	Starting borrower rate/APR:	31.01% / 33.40%	Starting monthly payment:	$129.02

Auction yield range:	11.23% - 30.01%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Mar-1994	Debt/Income ratio:	10%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	44	Length of status:	8y 3m
Amount delinquent:	$0	Revolving credit balance:	$1,811	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	15%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	13	Homeownership:	No
Inquiries last 6m:	4
Screen name:	iwantoutofdebt	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	660-680 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	600-620 (Aug-2007)
Principal balance:	$788.75	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
2nd Prosper Loan-Pay Taxes
Purpose of loan:
Pay Taxes

My financial situation:
I took my first prosper loan out 2 years ago to help me get out of the payday loan cycle.? I was able to break that cycle.?In addition, we used the profit?from the?sale of our home to eliminate our huge credit card debt, so we are in a much better financial situation.

I wanted to address something in the Borrower's Profile that lenders see-

***The 13 delinquencies listed on my credit report all occurred during the time we were dealing with the credit card companies. This was approximately a?six month period, and previous to that time and since that time there have been no delinquencies. We managed to eliminate 85K in credit card debt without filing bankruptcy, and never intend to return to the bondage of credit cards.

My husband?returned to college full time to pursue a degree in Engineering. He will finish in Dec.2010. We owe 3000.00 to the IRS for our 2008 income taxes. I have an extension on filing until October 15th, and paid 90% of the taxes, so there will be no penalties. ?Although we have the money in savings to pay this tax bill, I would prefer to be able to make monthly payments,?maintaining savings for school related expenses.

I am employed as an accountant, and have been with?my company for 8 ? years.

Monthly net income: $ 2798

Expenses:
Housing: $ 750
Car Insurance: $ 200.00(Cars are all paid off)
Utilities: $ 200
Groceries: $400
Gas: $200.00
Gym:$75
Prosper Loan #1-71.00
Chase Credit Card-23.00

Total Expenses: $ 1919.00

$879.00 left to pay prosper loan payment.

Bills I will pay with Prosper Loan:
IRS-3000.00

I appreciate your time and consideration in funding my loan. Please view my payment history for my 1st Prosper loan, and know that I will honor my payments to you, as I have done my other Prosper lenders.? I make my Prosper payment through automatic deduction, and will do the same with this loan.? Thank you.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421897
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Oct-1992	Debt/Income ratio:	24%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	5 / 4	Employment status:	Full-time employee
Now delinquent:	5	Total credit lines:	36	Length of status:	13y 2m
Amount delinquent:	$4,323	Revolving credit balance:	$3,812	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	76%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	8	Homeownership:	No
Inquiries last 6m:	0
Screen name:	new-organized-hope	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off small loans
Purpose of loan:
This loan will be used to? small loan payoffs

My financial situation:
I am a good candidate for this loan because? i make good money and can make the payments

Monthly net income: $ 4400

Monthly expenses: $
??Housing: $ 1000
??Insurance: $ 155
??Car expenses: $ 100
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $?200
??Clothing, household expenses $ 100
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421905
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 29.77%	Starting monthly payment:	$102.64

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	May-1980	Debt/Income ratio:	16%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	25	Length of status:	6y 2m
Amount delinquent:	$488	Revolving credit balance:	$37,837	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	genuine-interest	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
WEDDING EXPENSES
Purpose of loan:
This loan will be used to pay wedding expenses.?

My financial situation:
I am a good candidate for this loan because i have a stable job with a State entity and teach part-time at a community college. My income is approximately $109,000 per year. My household income is higher.? My credit score has suffered in the past several years, since I just finished putting the last of three children through college. For the past eight years, I have been paying at least $1,000 each month in tuition payments, which has now ended.

The money to pay the monthly loan payment will be deducted automatically from my paycheck and deposited into a checking account at a credit union. I have no checks for this account, so there will always be adequate funds available. I will not default on this loan.

Monthly net income: $ 6,400

Monthly expenses: $
??Housing: $ 900
??Insurance: $ 300
??Car expenses: $ 150
??Utilities: $ 200
??Phone, cable, internet: $ 100
??Food, entertainment: $ 400
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 1,200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421909
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.28%	Starting borrower rate/APR:	31.28% / 33.68%	Starting monthly payment:	$237.36

Auction yield range:	11.23% - 30.28%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1991	Debt/Income ratio:	55%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	12 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	51	Length of status:	5y 10m
Amount delinquent:	$0	Revolving credit balance:	$6,773	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	54%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	sndevil2008	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	680-700 (Latest)
Principal borrowed:	$1,700.00	< mo. late:	0 ( 0% )	680-700 (Jul-2008)
Principal balance:	$1,267.65	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
**One cc down.-one to go! **
Purpose of loan:
This loan will be used to? Pay off our medical debt acquired on our CC!

My financial situation:
I am a good candidate for this loan because life just kept raining on us after our 1st prosper loan.? My husband went on full duty for his law enforcement job but in December of last year had an emergency appendectomy.? Then in March of this year, discovered he had to have surgery on his ankle he injured during his law enforcement training.? He is currently on light duty and working but the monies we were hoping he would earn with overtime so we could pay our CC down did not happen.? We were able to pay off one credit card and 1/2 of another one.?My husband will also return to full active duty at the end of September and will be eligible for overtime pay once again.? ?I will use this?loan to pay off my last credit cards and like I did with my other one I paid off?cancel one of the cards and have only ONE for emergencies.??? In less than two years both cars will be paid off leaving us with this debt and my student loans.? I am currently pursuing a doctorate degree and?in the past year, we have been 100% on time with our?current?Prosper loan.?

Monthly net income: $ 2990 (My husband brings home $3000)

Monthly expenses: $
??Housing: $ 1400.00
??Insurance: $ 156.00
??Car expenses: $?790.00 (Two auto payments)
??Utilities: $ 161.00 (flat rate)
??Phone, cable, internet: $? $200
??Food, entertainment: $ $100
??Clothing, household expenses $?150?
??Credit cards and other loans: $ 400.00
??Other expenses: $ 600 per mo.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421945
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	21.00%	Starting borrower rate/APR:	22.00% / 24.26%	Starting monthly payment:	$305.52

Auction yield range:	17.23% - 21.00%	Estimated loss impact:	19.19%
Lender servicing fee:	1.00%	Estimated return:	1.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jun-1981	Debt/Income ratio:	9%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	6 / 4	Employment status:	Full-time employee
Now delinquent:	11	Total credit lines:	32	Length of status:	30y 1m
Amount delinquent:	$12,013	Revolving credit balance:	$3,162	Occupation:	Analyst
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	79%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	hardship10	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	720-740 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	700-720 (Mar-2008)
Principal balance:	$3,182.57	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
My Daughter Going Back to College
Purpose of loan:
This loan will help me to help my daughter who is going to attend?her second years in college. I am very much love to help my daughter, because she is an excellent student and her goal is to become a Pediatrician Doctor.

My financial situation:
I am a System Analysis and have been with the company for 30 years.? I have an outstanding loan with Proper and always pay on time..

Monthly net income: $ 5,120

Monthly expenses: $ 3,784
??Expenses Break-Down
House Payment (includes property tax and insurance)? ? ? ($2,229)
Utilities/Phone???????????????????????????????????????????????????????????????? ($500)
Car Insurance / Gas???????????????????????????????????????????????????????? ($400)
Groceries??????????????????????????????????????????????????????????????????????? ($450)
Credit Card??????????????????????????????????????????????????????????????????????($120)???????????????????????
Prosper Loan???????????????????????????????????????????????????????????????????($185)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421951
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	May-1999	Debt/Income ratio:	Not calculated
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	5 / 5	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	8	Length of status:	3y 11m
Amount delinquent:	$0	Revolving credit balance:	$3,768	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	muddddd	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 86% )	620-640 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	4 ( 14% )	600-620 (Feb-2007)
Principal balance:	$402.44	1+ mo. late:	0 ( 0% )
Total payments billed:	29
Description
purchase of medical equipment
Purpose of loan:
This loan will be used to?? to buy medical equipment not provided by insurance

My financial situation:
I am a good candidate for this loan because?? I'm on disabilty so I have a budget, and I am unable to get these items without a loan, but my repayment history is good

Monthly net income: $ 1634

Monthly expenses: $
??Housing: $ 765 + w,s,g = around 800
??Insurance: $ 65 car
??Car expenses: $ 275 car payment
??Utilities: $?82
??Phone, cable, internet: $ 60
??Food, entertainment: $ 100
??Clothing, household expenses $ 15
??Credit cards and other loans?:?$ 155
??Other expenses: $ 25 old debt
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422135
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$397.60

Auction yield range:	17.23% - 24.00%	Estimated loss impact:	26.38%
Lender servicing fee:	1.00%	Estimated return:	-2.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Dec-1996	Debt/Income ratio:	52%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	6 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	10y 7m
Amount delinquent:	$0	Revolving credit balance:	$2,926	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	78%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	tanjad	Borrower's state:	Georgia	Borrower's group:	Brighter Financial Future
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	720-740 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	700-720 (Apr-2009) 640-660 (Sep-2007) 640-660 (May-2007) 640-660 (Apr-2007)
Principal balance:	$2,285.99	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Free from credit cards
This will be my second loan with Prosper. I use my loan to pay off a loan from American General 3,300, Prosper loan left 2,290 and few other obligations.
Prosper loan will give me more time to pay off remaining obligations in a sound manner. Monthly net income:?
My income: $1340/mo.
Spouse's Income:?
2500/mo. + 40/mo (Gas Expenses)

Expenses Before Prosper Loan:
Credit Cards/Loans: $736
Rent/Mortgage:?$1044
Insurance: $230
Utilities (phone, cell, gas, electric, water): $520
Food: $400
Miscellaneous: $80
TOTAL EXPENSES: $3010
LEFT OVER: $870 {$3880 - $3010}Thank you for taking time to review my request.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422141
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Aug-1994	Debt/Income ratio:	21%
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	13	Length of status:	2y 1m
Amount delinquent:	$8,926	Revolving credit balance:	$1,327	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	72%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	11	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	eped	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 100% )	600-620 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	600-620 (Oct-2007)
Principal balance:	$1,272.33	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
Consolidating alot of smaller debts
Purpose of loan:
I am using this loan to pay off the many smaller debts.?

My financial situation:
I have a steady income and with one loan payment verses several I will have more money to get my family out of debt.? I have slowly been paying off my debt for the last?5 years and I have made significant progress. I intend to pay off the remaining balance on my car, the two small credit card balances I have, and the first Prosper loan I have.? I am trustworthy and reliable and I have every intention of paying off this loan. If you look at my first Prosper loan history you will find I have NEVER missed a payment.

Monthly net income: $ 2380

Monthly expenses: $ 1799.00
??Housing: $ 920.00
??Insurance: $ 129.00
??Car expenses: $?0.00? (With this loan I will pay off remaining balance on the car)
??Utilities: $ 200.00
??Phone, cable, internet: $ 150.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $0.00? (paid off with this loan)
??Savings: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422147
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Mar-1990	Debt/Income ratio:	52%
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	6	Total credit lines:	36	Length of status:	3y 5m
Amount delinquent:	$6,937	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	28	Homeownership:	No
Inquiries last 6m:	1
Screen name:	coats64	Borrower's state:	NewYork	Borrower's group:	Payoff Pay Day Loans
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 96% )	620-640 (Latest)
Principal borrowed:	$1,100.00	< mo. late:	1 ( 4% )	580-600 (Jan-2008) 560-580 (Mar-2007) 520-540 (Feb-2007) 520-540 (Feb-2007)
Principal balance:	$294.89	1+ mo. late:	0 ( 0% )
Total payments billed:	28
Description
Bring down my debt
ABOUT ME:?I'm a ?45 year old responsible adult who has been having some misfortune recently in my life?and I'm looking for some help.? I will pay back this loan because it going to come out of checking account every month so I won't miss a payment.? Please fund my loan........I have no where else to turn.?
EXPLANATION OF BAD CREDIT: ?My credit is bad because about 3 years ago I had moved from Virginia to New York and I?not making the money? I made in Virginia so I started getting behind on my payments and then I got payday loans(big mistake) and that got me further behind on my bills.?I?got rid of?the payda loans but I want to get rid of?the?rest of my credit cards and get rid of some of my?medical bills and have sme dental bills?that I have.

?WHAT I WILL DO WITH THE MONEY LOANED TO ME: I have?2,500.00 in medical bills and dental bills I need to get rid of.? I also want to get rid of a credit card with a balance of about 5,000.00

TOTAL FAMILY NET INCOME: Have an income of $2,486.00 a?month and I am paid ever other week. I have had a steady job for?50,800.00 years/months.? I also work a part time job with about 15 to 20 hours a week.?

TOTAL MONTHLY EXPENSES:
?Rent???????????????????????????? $580
?Personal loan??????????????? $109
Credit card payments??? $200
Car #1 payment??????????? $503
Car #2 payment??????????? $633
Foods/essentials?????????? $350
I will have $334 left to make the payments on my Prosper loan which I will treat with priority every month so I do not miss a payment.
?SUMMARY: I have a loan right now with prosper and I have been making my payment. Please take that in to consideration when bidding on my loan.I thank you very much for taking the time to read my listing and I'm hoping some day to be able to pay people back by bidding on other people loans..
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422153
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	12.76%	Starting borrower rate/APR:	13.76% / 15.91%	Starting monthly payment:	$204.37

Auction yield range:	4.23% - 12.76%	Estimated loss impact:	2.15%
Lender servicing fee:	1.00%	Estimated return:	10.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1993	Debt/Income ratio:	40%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	14 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	45	Length of status:	2y 4m
Amount delinquent:	$0	Revolving credit balance:	$59,944	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	67%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	dfaulkner	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	24 ( 92% )	760-780 (Latest)
Principal borrowed:	$6,001.00	< mo. late:	2 ( 8% )	780-800 (Oct-2008) 760-780 (Sep-2008) 680-700 (Aug-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	26
Description
Wildcats General Operations
This loan request is described below. The organization is a Semi-Pro Football team based out of the Worcester, MA Area. We have been fortunate that in our?5th year we have seen great success and notariaty throughout the Worcester County Area.

There are several aspects of the operation that is under funded but would allow for an increase in promoting the organization.?? The specifics of my request are as follows:??

Merchendise: 2000.00
Equipment: 1500.00?
Team Mascot?1500.00
Website Updates:1000.00???

Your support would be greatly appreciated.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422165
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,600.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 30.45%	Starting monthly payment:	$66.18

Auction yield range:	8.23% - 27.00%	Estimated loss impact:	7.15%
Lender servicing fee:	1.00%	Estimated return:	19.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-1993	Debt/Income ratio:	21%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	53	Length of status:	1y 1m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Social Worker
Public records last 12m / 10y:	1/ 1	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	26	Homeownership:	No
Inquiries last 6m:	1
Screen name:	gentle-trade	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off payday loans
Purpose of loan:
This loan will be used to pay off high interest loans that I took out to help my family.

My financial situation:
I am a good candidate for this loan because I have learned how to budget money despite some mistakes in my past (a bankruptcy).? I have late payments in the past because I was trying to sell a house and the lender recomeded that I stop making payments so that I could?qualify for a short sale.?Looking back this may not have been the best course of action as it eventually led to my bankruptcy filing.

I am a very responsible?person and?I? am very careful with my financial decisons.? I was unable to qualify for a tradtional loan due to the bankruptcy and that is why I turned to the pay day loans.? I have a great job and good steady income.? I am able to make monthly payments if someone could give me a chance.?

Monthly net income: $ 3778

Monthly expenses: $
??Housing: $ 550
??Insurance: $ 250
??Car expenses: $ 309
??Utilities: $ 100
??Phone, cable, internet: $ 200
??Food, entertainment: $ 50
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 630 (payday loan payments)
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422183
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,700.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	31.00%	Starting borrower rate/APR:	32.00% / 34.41%	Starting monthly payment:	$117.60

Auction yield range:	17.23% - 31.00%	Estimated loss impact:	26.82%
Lender servicing fee:	1.00%	Estimated return:	4.18%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jan-2005	Debt/Income ratio:	17%
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	7y 1m
Amount delinquent:	$0	Revolving credit balance:	$2,854	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	87%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	artezia	Borrower's state:	Illinois	Borrower's group:	BuildingTree
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 85% )	600-620 (Latest)
Principal borrowed:	$2,350.00	< mo. late:	3 ( 15% )	540-560 (Oct-2007) 540-560 (Sep-2007) 540-560 (Aug-2007)
Principal balance:	$1,370.03	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
My New Place and Things
Proven Prosper Borrower looking for a 2ND Prosper Loan?Purpose of loan: I am moving and I want to pay some bills, re-finance my current prosper loan and purchase a new computer before school starts and I don?t want to go over my budget.

My financial situation: I am a good candidate for this loan because I am better shape financially then I was for my first for first Prosper (still HR) but there are no negative marks on my report and I have also improved my credit rating. I have also proved that I can and will pay back my loan on time to lenders. Monthly net income: $2,300.00
Monthly expenses:
Housing: $800.00
Insurance: $38.00
Utilities: $300.00
Phone, cable, internet: $210.00
Food $200.00
Credit cards and other loans: $ 210.00

Thank you, for your help?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422201
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jan-1990	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	800-820 (Aug-2009)	Current / open credit lines:	6 / 6	Employment status:	Self-employed
Now delinquent:	1	Total credit lines:	19	Length of status:	2y 3m
Amount delinquent:	$861	Revolving credit balance:	$0	Occupation:	Investor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	16	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	rate-universe3	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying car
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422207
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	May-1993	Debt/Income ratio:	21%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	2y 5m
Amount delinquent:	$0	Revolving credit balance:	$2,589	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	64%	Stated income:	$1-$24,999
Delinquencies in last 7y:	21	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	lean-dough1	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
TAKE A DEEP BREATH...
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422243
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$248.80

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jan-1992	Debt/Income ratio:	9%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	3	Total credit lines:	20	Length of status:	2y 6m
Amount delinquent:	$471	Revolving credit balance:	$2,896	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	69%	Stated income:	$100,000+
Delinquencies in last 7y:	11	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	greenback-parsec	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off property taxes
Purpose of loan:
This loan will be used to pay the property taxes on my home.?

My financial situation:
When we bought our first house in July 2007, we used all of our savings for the down payment.??No one told us that property taxes would be due in 2 months (September)!??We had?some bad advice and didn't include them in?an escrow account, so now we are behind and our county has stated they won't accept payments, only the full amount due.??

I am a good candidate for this loan because I am a steady, hard worker and a very ethical person.? I am a professional systems engineer and I make enough money.? I have had a few?blemishes on my credit,?but have worked hard to?pay everything off, even accounts that were not my own.? My Prosper rating says HR, which is?due to some inaccurate information in my Experian file.? Please help me and my family get the state out of our lives.
Monthly net income: $ 6200.00

Monthly expenses: $
??Housing: $ 2158.00
??Insurance: $ 100.00
??Car expenses: $?100.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 200.00
??Food, entertainment: $ 800.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $?600.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422255
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$298.20

Auction yield range:	17.23% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Feb-1983	Debt/Income ratio:	13%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	0 / 0	Employment status:	Retired
Now delinquent:	0	Total credit lines:	16	Length of status:	10y 2m
Amount delinquent:	$0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	1/ 1	Bankcard utilization:	0%
Delinquencies in last 7y:	22	Homeownership:	No
Inquiries last 6m:	0
Screen name:	compatible-diversification7	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Funding my grandkid's education
Purpose of loan:
This loan will be used to fund the private education of my grandchildren.

My financial situation:
I am a good candidate for this loan because I have a good handle on my monthly expenses and have budgeted my fixed monthly income.

Monthly net income: $ 2,252.00

Monthly expenses: $
??Housing: $ 875.00
??Insurance: $ 46.19
??Car expenses: $ 0
??Utilities: $?40.00
??Phone, cable, internet: $ 111.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 0
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422267
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	28.00%	Starting borrower rate/APR:	29.00% / 31.36%	Starting monthly payment:	$293.34

Auction yield range:	17.23% - 28.00%	Estimated loss impact:	19.63%
Lender servicing fee:	1.00%	Estimated return:	8.37%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Aug-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	7 / 5	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	17	Length of status:	4y 4m
Amount delinquent:	$0	Revolving credit balance:	$11,559	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	84%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	happinesstocome	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying debt/HR? 736 xscore
Purpose of loan:
This loan will be used to pay some high interest debt.?

My financial situation:
I am a good candidate for this loan because I pay my bills on time and am a very responsible person.? I have no delinquencies or late payments so I don't believe I should be a high risk, but not sure how it is done. ? In addition to the income stated from my business, I have retirement income (from option for early retirement) of $3,020.00.? I have more than enough income to cover my expenses and want to stop paying outrageous interest, but also have it gone in 3 years. Thank you.?
Information in the Description is not verified.